UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

Kaanapali Land, LLC

(Exact name of registrant as specified in its charter)

Delaware	0-50273	01-0731997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of principal executive offices)

Registrant’s telephone number, including area code: 312-915-1987

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[_]       Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 16, 2021, the U.S. Department of Justice and the U.S. Environmental Protection Agency, on behalf of various federal agencies of the United States of America, executed a Consent Decree with Kaanapali Land, LLC, a Delaware limited liability company (the “Company”) that, if entered by the U.S. District Court sitting in the District of Hawaii, United States of America v. Kaanapali Land, and Oahu Sugar Company, LLC Case No. 1:21-CV-00190, would resolve the U.S. federal government’s current environmental claims against the Company with respect to contamination at the former mixing site on Waipio Peninsula on Oahu in Hawaii that had been leased by Oahu Sugar Company LLC, a former subsidiary of the Company. In return for payments by the Company totaling $7.5 million, the Consent Decree would resolve liability asserted by the U.S. government against the Company under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) as well as under the Clean Water Act, both for response costs (those costs expended for investigation and cleanup) and for natural resource damages.

The Company has been in discussions with Fireman’s Fund, the insurance carrier with which the Company and certain of its subsidiaries maintained liability policies, regarding the payment or reimbursement by Fireman’s Fund of a significant portion of the settlement amount to be paid by the Company under the Consent Decree. The Company can give no assurances as to what portion, if any, of the settlement payment will be recovered from Firemen’s Fund.

The Consent Decree is subject to a number of contingencies that could prevent it from being finalized with its current terms. In particular, and without limitation, (i) the Consent Decree has been lodged with the District Court for a period of at least 30 days for public notice and comment, and the United States has reserved the right to withdraw or withhold its consent if the comments regarding the Consent Decree disclose facts or considerations that indicate the Consent Decree is inappropriate, improper or inadequate, (ii) the Company may oppose entry of the Consent Decree as the result of any objection in other pending proceedings to use by the Company of site-related insurance proceeds from Fireman’s Fund; and (iii) the District Court in Hawaii might determine not to enter the Consent Decree as currently written or as approved by the federal government. There can be no assurance that the contingencies will not preclude entry of the Consent Decree.

The foregoing description of the Consent Decree and the matters contemplated thereby in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the complete Consent Decree, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consent Decree entered into as of April 16, 2021, for the United States of America by U.S. Department of Justice and U.S. Environmental Protection Agency and by Kaanapali Land, LLC and Oahu Sugar Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAANAPALI LAND, LLC

	BY	PACIFIC TRAIL HOLDINGS, LLC (sole member)

Date: April 22, 2021		By:	/s/ Richard Helland
Richard Helland
Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consent Decree entered into as of April 16, 2021, for the United States of America by U.S. Department of Justice and U.S. Environmental Protection Agency and by Kaanapali Land, LLC and Oahu Sugar Company, LLC.

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